Exhibit 12.1

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                              ALABAMA POWER COMPANY
            Computation of ratio of earnings to fixed charges for the
                       five years ended December 31, 2001
                     and the year to date September 30, 2002





                                                                                        Year ended December 31,
---------------------------------------------------------------------------------------------------------------------------------
                                                                     1997             1998          1999            2000
                                                                     ----             ----          ----            ----
                                                               -----------------------Thousands of Dollars------------------------
EARNINGS  AS DEFINED  IN ITEM 503 OF REGULATION S-K:
Earnings Before Interest and Income Taxes                   $     840,108      $    896,380      $    903,557      $   962,223
      AFUDC - Debt funds                                            4,855             4,664            11,010           20,197
-------------------------------------------------------------------------------------------------------------------------------
         Earnings as defined                                $     844,963      $    901,044      $    914,567      $   982,420
------------------------------------------------------------==============-----=============-----=============-----============







FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                             $     169,536      $    194,559      $    193,968      $   222,530
   Interest on affiliated loans
   Interest on interim  obligations                                22,787            11,012             9,865           10,759
   Amort of debt disc, premium  and expense, net                    9,657            42,506            11,171           11,668
   Other interest  charges                                         42,381            40,445            39,819           38,661
-------------------------------------------------------------------------------------------------------------------------------
         Fixed charges as defined                           $     244,361      $    288,522      $    254,823      $   283,618
------------------------------------------------------------==============-----=============-----=============-----============

RATIO OF EARNINGS TO FIXED CHARGES                                  3.46              3.12              3.59             3.46
                                                                    =====             =====             =====            =====





                                                                                            Nine
                                                                                           Months
                                                                                           Ended
                                                                  Year ended December 31, September 30,
-----------------------------------------------------------------------------------------------------------
                                                                           2001             2002
                                                                           ----             ----
                                                                  -------- Thousands of dollars------------
EARNINGS  AS DEFINED  IN ITEM 503 OF REGULATION S-K:
Earnings Before Interest and Income Taxes                               $   925,031      $   836,562
      AFUDC - Debt funds                                                      9,569            5,176
-----------------------------------------------------------------------------------------------------
         Earnings as defined                                            $   934,600      $   841,738
------------------------------------------------------------------------============-----============







FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                                         $   220,627      $   157,006
   Interest on affiliated loans                                                                  725
   Interest on interim  obligations                                          14,638            1,149
   Amort of debt disc, premium  and expense, net                             11,740            9,355
   Other interest  charges                                                   35,129           24,704
-----------------------------------------------------------------------------------------------------
         Fixed charges as defined                                       $   282,134      $   192,939
------------------------------------------------------------------------============-----============

RATIO OF EARNINGS TO FIXED CHARGES                                            3.31             4.36
                                                                              =====            =====





Note:  The above  figures  have  been  adjusted  to  give  effect  to  ALABAMA  Power Company's  50% ownership  of  Southern
             Electric  Generating  Company.
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